Q1 2018 Earnings Presentation May 2, 2018 Exhibit 99.2

I. Introduction Tomas Johnston, Acting General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers Q1 2018 Earnings Call Agenda 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a small number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of older helicopters; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings, including the risks related to the Company’s ability to recover damages from the manufacturer of the H225 model helicopter; the incurrence of significant costs in connection with the Company’s pursuit of legal remedies, including those against the manufacturer of the H225 model helicopter; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the Company’s ability to remediate the material weaknesses it has identified in its internal controls over financial reporting described in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 and in its Annual Report on Form 10-K for the year ended December 31, 2017; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 3

This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non- GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense. The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA. Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated differently under the Company’s credit facility (as amended) than as presented elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation 4

Q1 2018 Highlights – Safety Update and Financial Stability • Era has achieved its dual goals of ZERO air accidents and ZERO recordable workplace injuries YTD 2018 • Era generated $19.5 million of cash from asset sales in Q1 2018 – Net cash flows from operating and investing activities were positive $14.8 million • Continue to prioritize the protection of the Company’s strong balance sheet – Net debt reduced by $14.0 million • Total available liquidity as of March 31, 2018 was $113.2 million – $16.6 million in cash balances – $96.7 million of remaining availability under the Company’s credit facility • Covenant ratios, as defined in the Company’s credit facility (as of 3/31/18): – Senior secured leverage ratio of 0.8x compared to the covenant requirement of ≤ 3.25x – Interest coverage ratio of 2.5x compared to the covenant requirement of ≥ 1.75x • As of 3/31/2018, all of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits equal to $2.2 million 5

Q1 2018 Highlights – Sequential Quarter Comparison • Revenues were comparable to Q4 2017 – Higher oil and gas revenues offset by lower dry- leasing revenues • Operating expenses were $6.7 million lower, primarily due to: – Lower repairs and maintenance expenses related to the timing of repairs and the recognition of power-by- the-hour (“PBH”) credits resulting from the removal of helicopters from PBH programs following their sale – The adverse accounting impact of entering into the Tax Special Regularization Program ("PERT") in Brazil in Q4 2017 • G&A expenses were $1.2 million higher primarily due to an increase in professional services fees – Non-routine professional services fees of $3.9 million in Q1 compared to $2.1 million in Q4 • Gain on asset dispositions were $4.4 million • Income tax benefit was $73.9 million lower primarily due to the impact of changes in U.S. income tax legislation recognized in Q4 2017 • Adjusted EBITDA increased by $8.3mm • Net loss to Era Group of $1.2mm $75,000 $50,000 $25,000 $0 Q4 2017 Q1 2018 57,531 57,322 Revenues ($000s) Adjusted EBITDA ($000s) $15,000 $10,000 $5,000 $0 Q4 2017 Q1 2018 4,168 12,514 6

• Revenues were $2.8 million higher than Q1 2017 – Primarily due to higher utilization of medium and heavy helicopters in oil and gas operations – Partially offset by lower emergency response and dry-leasing revenues • Operating expenses were comparable to Q1 2017 • G&A expenses were $1.7 million higher primarily due to an increase in professional services fees • Gain on asset dispositions were $4.4 million • Income tax benefit was $1.4 million lower primarily due to a lower pre-tax loss and lower effective tax rate • Adjusted EBITDA increased by $5.5mm • Net loss to Era Group of $1.2mm $75,000 $50,000 $25,000 $0 Q1 2017 Q1 2018 54,527 57,322 Revenues ($000s) Adjusted EBITDA ($000s) $15,000 $10,000 $5,000 $0 Q1 2017 Q1 2018 7,003 12,514 Q1 2018 Highlights – Calendar Quarter Comparison 7

Appendix

Fleet Overview Owned Leased-In Total Average Age(a) Heavy: S92 4 — 4 2 H225 9 — 9 8 AW189 4 — 4 2 Total Heavy 17 — 17 Medium: AW139 36 — 36 8 S76 C+/C++ 5 — 5 11 B212 6 — 6 39 Total Medium 47 — 47 Light – twin engine: A109 7 — 7 12 EC135 13 2 15 10 BK-117 — 2 2 N/A BO-105 3 — 3 28 Total Light – twin engine 23 4 27 Light – single engine: A119 13 — 13 11 AS350 17 — 17 20 Total Light – single engine 30 — 30 Total Helicopters 117 4 121 12 Note: Fleet presented as of 3/31/2018 (a) Average for owned fleet 9

Healthy Leverage Metrics and Liquidity March 31, 2018 ($000s) Cash and cash equivalents $ 16,553 Credit facility $ 27,000 Promissory notes 21,088 Total secured debt 48,088 7.750% Senior Notes 144,828 Other 1,239 Total debt $ 194,155 Net debt $ 177,602 Shareholders' Equity $ 445,716 Total capitalization $ 639,871 Credit Metrics: (a) Senior Secured Debt / EBITDA 0.8X EBITDA / Interest Expense 2.5X Total Debt / Total Capitalization 30% Net Debt / Net Capitalization 28% Available under credit facility $ 96,660 • In March 2018, Era entered into a Consent and Amendment to its Revolving Credit Facility that: – extended the agreement until March 31, 2021 – reduced the aggregate principal amount of revolving loan commitments from $200 million to $125 million – revised the definition of EBITDA to permit an add-back for certain litigation expenses related to the H225 helicopters – adjusted the interest coverage and senior secured leverage covenants to remain at the June 30, 2017 levels • Total available liquidity of $113.2 million (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits) / total capitalization less cash and cash equivalents (including escrow deposits) 10

Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 31-Mar-18 31-Dec-17 30-Sep-17 30-Jun-17 31-Mar-17 Oil and gas: (a) U.S. $ 36,536 $ 35,063 $ 36,566 $ 32,060 $ 30,287 International 15,617 16,163 16,764 14,284 17,167 Total oil and gas $ 52,153 $ 51,226 $ 53,330 $ 46,344 $ 47,454 Dry-leasing (b) 2,572 3,680 2,632 6,688 3,393 Emergency Response Services (c) 2,597 2,625 2,488 2,710 3,680 Flightseeing — — 2,935 2,136 — $ 57,322 $ 57,531 $ 61,385 $ 57,878 $ 54,527 Three Months Ended Flight Hours 31-Mar-18 31-Dec-17 30-Sep-17 30-Jun-17 31-Mar-17 Oil and gas:(a) U.S. 5,705 5,967 6,732 5,693 5,219 International 2,296 2,218 2,754 2,205 2,636 Total oil and gas 8,001 8,185 9,486 7,898 7,855 Emergency Response Services (c) 100 110 90 131 481 Flightseeing — — 906 673 — 8,101 8,295 10,482 8,702 8,336 Note: Flight hours exclude hours flown by helicopters in the dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting, and VIP transport (b) Includes certain property rental income that was previously in emergency response services and oil and gas lines of service (c) Includes revenues and flight hours from SAR and air medical services 11

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA (US$ in thousands) 31-Mar-17 30-Jun-17 30-Sep-17 31-Dec-17 31-Mar-18 Net Income (Loss) $ (5,787) $ (3,072) $ (81,215) $ 61,459 $ (1,357) Depreciation 11,554 11,978 12,103 10,101 10,354 Interest Income (250) (185) (206) (119) (146) Interest Expense 3,589 3,934 4,097 5,143 4,576 Income Tax Expense (Benefit) (2,103) (726) (45,237) (74,599) (738) EBITDA $ 7,003 $ 11,929 $ (110,458) $ 1,985 $ 12,689 Special Items — 615 117,018 2,183 (175) Adjusted EBITDA $ 7,003 $ 12,544 $ 6,560 $ 4,168 $ 12,514 Gains on Asset Dispositions, Net ("Gains") (109) (5,061) 122 541 (4,414) Adjusted EBITDA Excluding Gains $ 6,894 $ 7,483 $ 6,682 $ 4,709 $ 8,100 Note: See page 14 of this presentation for a discussion of Special Items 12

Era

Financial Highlights

($ millions)	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016	Fiscal Year 2017	Three Months Ended March 31, 2017	Three Months Ended March 31, 2018
Revenue	$ 299.0	$ 331.2	$ 281.8	$ 247.2	$ 231.3	$ 54.5	$ 57.3
Operating Expenses	186.6	204.4	171.5	169.9	167.4	37.7	37.7
G&A	38.9	44.0	42.8	36.2	42.1	10.4	12.0
Depreciation	45.6	46.3	47.3	49.3	45.7	11.6	10.4
Gains on Asset Dispositions	18.3	6.1	6.0	4.8	4.5	0.1	4.4
Goodwill Impairment	—	—	(1.9)	—	—	—	—
Loss on Impairment	—	—	—	—	(117.0)	—	—
Operating Income (Loss)	46.2	42.7	24.3	(3.4)	(136.4)	(5.1)	1.7
Other Income (Expense)							
Interest Income	0.6	0.5	1.2	0.7	0.8	0.3	0.1
Interest Expense	(18.1)	(14.8)	(13.5)	(17.3)	(16.8)	(3.6)	(4.6)
Derivative Gains (Losses)	(0.1)	(0.9)	—	—	—	—	—
Foreign Currency Gains (Losses)	0.7	(2.4)	(2.6)	0.1	(0.2)	—	0.1
Gain on Debt Extinguishment	—	—	1.6	0.5	—	—	0.2
Gain on sale of FBO	—	—	12.9	—	—	—	—
Note Receivable Impairment	—	(2.5)	—	—	—	—	—
SEACOR Corporate Charges	(0.2)	—	—	—	—	—	—
	(17.1)	(20.0)	(0.3)	(16.0)	(16.2)	(3.3)	(4.2)
Income (Loss) before Taxes and Equity Earnings	29.1	22.6	24.0	(19.4)	(152.7)	(8.4)	(2.5)
Income Tax Expense (Benefit)	11.7	8.3	14.1	(3.4)	(122.7)	(2.1)	(0.7)
Income (Loss) before Equity Earnings	17.4	14.4	9.8	(16.0)	(30.0)	(6.3)	(1.8)
Equity Earnings (Losses)	0.9	2.7	(1.9)	1.1	1.4	0.5	0.4
Net Income (Loss)	$ 18.3	$ 17	$ 7.9	$ (14.9)	$ (28.6)	$ (5.8)	$ (1.4)
Net Loss Attributable to NCI in Subsidiary	0.4	0.1	0.8	6.9	0.5	0.2	0.2
Net Income (Loss) Attributable to Era Group	$ 18.7	$ 17.1	$ 8.7	$ (8.0)	$ (28.1)	$ (5.6)	$ (1.2)
Adjusted EBITDA [(a)]	$ 95.3	$ 90.8	$ 69.0	$ 47.1	$ 30.3	$ 7.0	$ 12.5
Adjusted EBITDA Excluding Gains [(a)]	$ 77.0	$ 84.7	$ 63.0	$ 42.3	$ 25.8	$ 6.9	$ 8.1

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $2.5 million and $0.6 million in 2014 and Q2 2017, respectively
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively
  - Pre-tax impairment charges of $117.0 million primarily related to the impairment of the Company's H225 model helicopters in Q3 2017
  - Adjustments of $2.0 million related to accounting for PERT and other non-cash accounting adjustments of $0.2 million in Q4 2017
  - A gain on the extinguishment of debt related to a previously settled tax dispute in Brazil of $0.2 million in Q1 2018

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					3 Mos. Ended Mar. 31,	
(US$ in thousands)	2013	2014	2015	2016	2017	2017	2018
Net Income (Loss)	$ 18,304	$ 17,021	$ 7,899	$ (14,910)	$ (28,615)	$ (5,787)	$ (1,357)
Depreciation	45,561	46,312	47,337	49,315	45,736	11,554	10,354
Interest Income	(591)	(540)	(1,191)	(741)	(760)	(250)	(146)
Interest Expense	18,050	14,778	13,526	17,325	16,763	3,589	4,576
Income Tax Expense (Benefit)	11,727	8,285	14,117	(3,357)	(122,665)	(2,103)	(738)
EBITDA	$ 93,051	$ 85,856	$ 81,688	$ 47,632	$ (89,541)	$ 7,003	12,689
SEACOR Management Fees	168	—	—	—	—	—	—
Special Items	2,045	4,919	(12,697)	(518)	119,816	—	(175)
Adjusted EBITDA	$ 95,264	$ 90,775	$ 68,991	$ 47,114	$ 30,275	$ 7,003	12,514
Gains on Asset Dispositions, Net ("Gains")	(18,301)	(6,101)	(5,953)	(4,787)	(4,507)	(109)	(4,414)
Adjusted EBITDA Excluding Gains	$ 76,963	$ 84,674	$ 63,038	$ 42,327	$ 25,768	$ 6,894	$ 8,100

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